Contact at Winthrop Realty Trust
Carolyn Tiffany
Investor or Media Inquiries
Phone: (617) 570-4614; e-mail: ctiffany@firstwinthrop.com

FOR IMMEDIATE RELEASE
August 7, 2014

WINTHROP REALTY TRUST COMMENTS ON HEAVY TRADING VOLUME

FOR IMMEDIATE RELEASE – BOSTON, August 7, 2014/ -- Winthrop Realty Trust (NYSE:FUR) (“Winthrop”) announced that due to the approval by its shareholders of its plan of liquidation it has been advised that it will be dropped from the Russell Microcap Index (the “Index”).  As noted in Winthrop’s proxy statement with respect to the plan of liquidation, this was expected and the result of which is that certain institutional and other investors who invest in stocks included on the Index are required to divest of the Common Shares.
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About Winthrop Realty Trust

Winthrop, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate collateralized debt and REIT preferred and common stock.  For more information, please visit our web-site at www.winthropreit.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  With the exception of the historical information contained in this news release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively impact the matters herein described.  These are detailed from time to time in the “Risk Factors” section of the Company’s SEC reports.  Further information relating to the Company’s financial position, results of operations, and investor information is contained in the Company’s annual and quarterly reports filed with the SEC and available for download at its website www.winthropreit.com or at the SEC website www.sec.gov.